EXHIBIT 99.2

Cracker Barrel	POST OFFICE BOX 787
Old Country Store [Logo]	LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE, INC. DECLARES QUARTERLY DIVIDEND

LEBANON, Tenn. – February 25, 2010 – Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.20 per share, payable on May 5, 2010 to shareholders of record on April 16, 2010.

About Cracker Barrel
Cracker Barrel Old Country Storeâ restaurants provide a friendly home-away-from-home in its old country stores and restaurants.  Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 594 company-owned locations in 41 states.  Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m.  For more information, visit: crackerbarrel.com.

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